SUB-DISTRIBUTION AGREEMENT


     AGREEMENT, made as of the 15th day of September, 2005, by and between Capital Beverage Corporation, a Delaware corporation with offices located at 700 Columbia Street, Erie Basin, Building # 302, Brooklyn, New York 11231 ("Capital", "Seller" and/or "Distributor") and Oak Beverages, Inc., a New York corporation with offices located at One Flower Lane, Blauvelt, New York 10913 ("Oak", "Purchaser", and/or "Subdistributor").


                              W I T N E S S E T H:


     WHEREAS, Distributor is engaged in the business of distributing beverage products including distributing Pabst Products (the "Products") pursuant to the current "Pabst Brewing Company Distributor Agreement" ("Distribution Agreement") between the Pabst Brewing Company ("Pabst" and/or "Supplier") and the
Distributor. The Products are the Products described in Section 1.0 of the Distribution Agreement and listed on Exhibit "A" to the Distribution Agreement. The exclusive territory (the "Territory") is the Territory described in Section
3.0 of the Distribution Agreement and further described in Exhibit "B" to the Distribution Agreement. (A copy of the Distribution Agreement is annexed hereto as Schedule "A").

     WHEREAS, the Distribution Agreement requires the prior written consent of Supplier to Capital in order to enter into a Subdistribution Agreement;

     WHEREAS, Distributor and Oak have entered into a certain asset purchase agreement dated the date hereof (the "Asset Purchase Agreement") concerning the potential acquisition of the exclusive right to purchase the Products from Supplier and market, sell and distribute same at wholesale on an exclusive basis in the Territory (the "Exclusive Distribution Rights");

     WHEREAS, the purpose of this Subdistribution Agreement is to allow Oak to make a financial accommodation to Distributor in order to assist Distributor to maintain its relationship with Supplier and for Oak to distribute the Products in the Territory solely during the period from the filing of the Information Statement with the Securities and Exchange Commission ("SEC") as set forth in the Asset Purchase Agreement to the end of the limited term of this Agreement.

     WHEREAS, Oak entered into the Letter of Intent with Capital dated April 15, 2005 ("Letter of Intent") and the negotiations for entering into a Asset Purchase Agreement based upon Oak's belief that Distributor would continue to market, sell and distribute the Products in the Territory and otherwise continue to operate its business in the ordinary course;

     WHEREAS, Distributor has, at its own will, scaled back its business and operations, including the marketing, selling and distribution of the Products in the Territory;

     WHEREAS, in order to induce Oak to market, sell and distribute the Products in the Territory, Distributor has agreed to waive any and all rights and claims it may have against Oak and its affiliates arising from (i) Distributor's agreement to enter into this Subdistribution Agreement or otherwise reduce or modify the operation of its business and (ii) the hiring of any of Distributor's employees by Oak or its affiliates (collectively, the "Waived Actions");

     WHEREAS, Oak is willing to market, sell and distribute the Products in the Territory on the terms and conditions stated herein provided that Distributor provides waivers to Oak and its affiliates (the "Waivers") which effectively waive any and all rights and claims Distributor may have against Oak and/or its affiliates arising from or in connection with the Waived Actions;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subdistribution Arrangement. (a) The purpose of this Agreement is to allow Oak to make a financial accommodation to Distributor in order to assist Distributor to maintain its relationship with Supplier and for Oak to purchase the Products and distribute the same within the Territory as a subdistributor to the Distributor. However, it is hereby acknowledged and agreed that Oak has not assumed nor shall Oak be liable for any obligations or liabilities arising out of or relating to the Distribution Agreement. In distributing the Products, Oak will comply with Pabst's established distribution procedures such as those stated in the Distribution Agreement. The Distributor will provide Oak with Pabst's prior express written authorization allowing Oak to act as a subdistributor to the Distributor for the limited time period stated in this Subdistribution Agreement.

     (b) Oak may market, sell and otherwise distribute Products to any Person located and taking delivery within the Territory in any reasonable commercial manner not inconsistent with this Subdistribution Agreement.

          (i) The parties agree that nothing contained in this Subdistribution Agreement shall be deemed to constitute an agreement between a brewer and a beer wholesaler or an agent for a beer wholesaler or a course of dealing granting the right to purchase, offer for sale, resale, warehouse or physically deliver beer sold by a brewer for a continuing period of time. Oak hereby waives any right to claim pursuant to 55 (c) of the Alcoholic Beverage Control Law that it has any continuing right to distribute the Products in the Territory after termination of this Subdistribution Agreement or any right to be paid compensation for the termination of this Subdistribution Agreement. Said waiver shall run to the benefit of both the Distributor and the Supplier. In the event that either Oak is to institute any litigation or proceeding against the Supplier or against the Distributor pursuant to Section 55 (c) of the Alcoholic Beverage Control Law concerning its alleged rights arising from the course of dealing under this Subdistribution Agreement. Oak will be liable to the Supplier and/or the Distributor for all costs, expenses and legal fees incurred by the Supplier and/or the Distributor in defending such action or proceeding.

     2. Supply. (a) Oak's rights to sell the Products in the Territory arise pursuant to this Subdistribution Agreement. In this regard, Distributor, on behalf of Oak, will issue purchase orders for Products requested by Oak, representing Oak's specific requirements for Products as specified in writing by Oak to Distributor from time to time (the "Oak Orders").

          (i) The Subdistributor, Oak, agrees to pay Pabst for the Oak Orders pursuant to this Subdistribution Agreement. In addition, during the first forty-five (45) days from the effective date of this Subdistribution Agreement (the "45-Day Period"), Oak will pay Capital the following amounts for Products received by Oak in good condition, pursuant to the applicable Oak Orders: (x) fifty ($0.50) cents per case of Products; and (y) two dollars ($2.00) per barrel of Products. Upon the Closing of the transaction contemplated in the Asset Purchase Agreement, the Purchase Price will be reduced by, and Purchaser will receive a credit in, an aggregate amount equal to the sum of: twenty-five cents ($0.25) for each case of Products purchased by Oak and sold by Oak to customers in the Territory, plus fifty cents ($0.50) for each case of Products purchased by Oak but not sold to such customers, plus One Dollar ($1.00) for each barrel of Products purchased by Oak and sold by Oak to customers in the Territory, plus


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

Two Dollars ($2.00) for each barrel of Products purchased by Oak but not sold to such customers, all determined during the 45-Day Period. In the event the Asset Purchase Agreement is terminated by either party for any reason, Capital shall promptly pay to Oak all of the credits described above in this paragraph.


     (b) Subdistributor and Distributor each acknowledges that Subdistributor will not be liable for any purchase order or other obligations or liabilities of Distributor to Supplier except for the specific Oak Orders issued pursuant to Oak's written instructions.

     (c) During the term of this Agreement, Distributor will continue its limited operations with respect to its business and the distribution of the Products in the Territory, and will maintain a presence at its place of operations and offices at the address designated in the introductory paragraph to this Agreement.

     3. Delivery, Risk of Loss and Related Matters. With respect to each purchase order issued by Distributor pursuant to paragraph 2(a) and submitted to Supplier, Distributor shall request that Supplier shall deliver conforming Products directly to Oak on the delivery dates specified therein. Unless otherwise stated in the applicable purchase order, Products ordered pursuant to each Purchase Order shall be tendered by Supplier to Oak FOB Oak's plant plus federal taxes paid.


     4. Purchase Price and Payment Terms. (a) The price for Products ordered pursuant to Oak Orders will be the prices currently in effect for Products sold to Distributor for distribution in the Territory, as same may be modified by Pabst from time to time.

          (i) Nothing contained herein will prevent Pabst and Oak from mutually agreeing to modifications of payment terms for the Oak Orders.

     (b) Capital will invoice Oak for Oak Orders after the underlying Products related to the Oak Orders are delivered to the shipping point and Oak shall pay each invoice directly to Supplier within twenty (20) days from the date of the invoice. In addition, at that time, during the 45-Day Period, Oak will pay Capital the following amounts for Products received by Oak in good condition, pursuant to the applicable Oak Orders: (x) fifty ($0.50) cents per case of Products; and (y) two dollars ($2.00) per barrel of Products. Upon the Closing of the transaction contemplated in the Asset Purchase Agreement, the Purchase Price will be reduced by, and Purchaser will receive a credit in, an aggregate amount equal to the sum of: twenty-five cents ($0.25) for each case of Products purchased by Oak and sold by Oak to customers in the Territory, plus fifty cents ($0.50) for each case of Products purchased by Oak but not sold to such customers, plus One Dollar ($1.00) for each barrel of Products purchased by Oak and sold by Oak to customers in the Territory, plus Two Dollars ($2.00) for each barrel of Products purchased by Oak but not sold to such customers, all determined during the 45-Day Period. In the event the Asset Purchase Agreement is terminated by either party for any reason, Capital shall promptly pay to Oak all of the credits described above in this paragraph.

     5. Term. The term of this Agreement shall be for a period commencing on the date of the filing of the Information Statement with the SEC pursuant to the Asset Purchase Agreement and continuing thereafter until the first of the following to occur: (i) the closing of the transactions contemplated by the Asset Purchase Agreement, (ii) the termination of the Asset Purchase Agreement,
(iii) Ninety (90) days from the date of this Agreement, or (iv) the earlier termination of this Agreement.

     6. Termination. (a) Subject to paragraph 7(a), Oak shall only have the right to terminate this Agreement as follows:


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

          (i) in the event Distributor breaches any material provision of the Asset Purchase Agreement or any material provision hereof and fails to cure same within thirty (30) days after receiving written notice thereof.

          (ii) if any of the following events occur, Oak shall have the right to terminate this Agreement by giving at least ten (10) days prior written notice thereof to Distributor:

               (A) Distributor makes a general assignment for the benefit of creditors, or consents to the appointment of a receiver, liquidator or similar official of all or substantially all of its assets, or if a receiver is appointed for all or a substantial portion of Distributor's assets and such appointment is not discharged for a period of ninety (90) days; or

               (B) Distributor commences an action or proceeding or takes advantage of or files under any federal or state insolvency statutes including, without limitation, the United States Bankruptcy code, seeking to have an order of relief entered with respect to it, or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or other relief with respect to its debts;

               (C) there shall be commenced against Distributor any action or proceeding of the nature referred to in the immediately preceding sub-paragraph which is not stayed or dismissed within ninety (90) days;

               (D) in the event of a conviction or plea of guilty or no contest to a felony by Distributor or by the Controlling Shareholders of Distributor (as defined in the Asset Purchase Agreement), which in the reasonable judgment of Oak may adversely affect the goodwill or interests of Products in the Territory; or

               (E) in the event of the revocation or suspension for thirty-one days or more of any license or permit required of Distributor for the normal operation of its business; or

               (F)  court  established   fraudulent   conduct  on  the  part  of
Distributor in its dealings with Oak.



     7. Relationship of the Parties and Related Matters. (a) Oak's status hereunder shall at all times be that of an independent contractor. Nothing in this Agreement is intended, nor shall it be construed, to (i) make Distributor, on the one hand, and Oak or any of its affiliates, on the other hand, partners or joint venturers nor grant a right in or to any business activity or investments of or to the income or proceeds disbursed therefrom; or (ii) create a relationship between Supplier, on the one hand, and Oak or any of its affiliates, on the other hand, of principal and agent or employer and employee.

     Capital is only concerned with the results to be accomplished by Oak in its marketing, distribution and sale of Products pursuant hereto; the manner and means to be employed by Oak in achieving such results are entirely within its own authority and control. Oak is free to, and will, schedule its own operations and truck routing. Moreover, Oak will be operating out of a location other than that of the Distributor, using different equipment and methods of operation and distribution. Accordingly, the parties acknowledge and agree that the transactions contemplated by this Agreement do not constitute a substantial continuity of the Distributor's business or its operations.

     (b) Distributor acknowledges that Oak has agreed to be subdistributor to Capital in accordance with the terms of this Agreement solely at the request of, and for the benefit of, Distributor. In that regard, Distributor hereby acknowledges and agrees that neither Oak nor any of its affiliates shall be


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

liable for any liabilities, direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or contingent, accrued or unaccrued, known or unknown, choate or inchoate, asserted or unasserted, conditional or unconditional, matured or unmatured, liquidated or unliquidated, secured or unsecured, secondary or other (collectively, the "Liabilities"), which result from or arise from the Waived Actions, whether or not the transactions contemplated under the Asset Purchase Agreement are consummated.

     8. Representations and Warranties. Pursuant to this Subdistribution Agreement, Oak will receive the usual representations and warranties made in the Distribution Agreement by Pabst to Capital concerning the Products purchased by Oak to be distributed in the Territory.

     9. Indemnification

     (a) Capital ("Seller") hereby agrees to indemnify, protect, reimburse and hold harmless Oak (Purchaser ), and Purchaser's affiliates, and their respective shareholders, officers, directors, successors and assigns, and each of them (hereinafter collectively referred to as the "Purchaser Group") from and against any and all Damages of whatsoever kind and nature, imposed upon, incurred by or asserted or awarded against any of the Purchaser Group directly or indirectly arising out of, relating to or resulting from (i) any Liabilities or obligations of Seller including, without limitation, the Seller Retained Liabilities (as defined in the Asset Purchase Agreement); (ii) Seller's breach of any agreement, covenant, term, condition or provision contained herein or Seller's failure to perform any agreement, covenant, term, condition or provision on its part to be performed hereunder; (iii) Seller's misrepresentation or breach of any representation or warranty made by Seller hereunder as if such representation or warranty were made both on the date hereof and as of the Closing Date, or any misstatement or omission in any certificate, schedule, application, exhibit or other document delivered or caused to be delivered by Seller pursuant to or in furtherance of the transactions contemplated hereby; (iv) Seller's breach of paragraph 8(a)(vii) of the Asset Purchase Agreement; or (v) Damages to Purchaser caused by Seller's stockholders.

     (b) A party making a claim for indemnification hereunder (hereinafter referred to as the "Indemnified Party"), shall give the other party (hereinafter referred to as the "Indemnifying Party") written notice of such claim within a reasonable time from the actual discovery of same (the "Indemnification Notice"); provided, however, that the failure to give such notice will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates actual prejudice as a result thereof. Any such Indemnification Notice shall be accompanied by a copy of documents which have been served upon the Indemnified Party, if any.

          (i) With respect to claims for indemnification relating to an action or Proceeding of a third party, the Indemnifying Party shall, subject to the rights of or duties to any insurer, reinsurer or other Person having liability therefor, have the option to assume, at the Indemnifying Party's sole cost and expense, the control of the defense of any legal proceedings, including employment of counsel reasonably satisfactory to the Indemnified Party, provided


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

each of the following conditions are satisfied (collectively, the "Defense Conditions"): (A) the Indemnifying Party gives written notice thereof to the Indemnified Party no later than twenty (20) days from the date of receipt of the Indemnification Notice (the "Assumption Notice"); (B) the Indemnifying Party is not also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; (C) the Indemnified Party determines in good faith that joint representation would not be inappropriate due to a conflict of interest; (D) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have sufficient financial resources to defend against the claims raised in the Proceeding and fulfill its indemnification obligations hereunder; (E) the claim involves only money damages and does not seek an injunction or other equitable relief (however, if the claim seeks equitable relief, the Indemnified Party will control, at its option, the defense of the Proceeding at the Indemnified Party's cost), and (F) the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party shall have exercised its right to assume control and established its right to do so, the Indemnified Party may, in its sole discretion and at its sole cost and expense, employ counsel to represent it in addition to counsel employed by the Indemnifying Party. If the Indemnifying Party exercises its right to assume control, it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope and subject to indemnification. The Indemnified Party shall cooperate with the Indemnifying Party assuming control of legal proceedings and shall make available all pertinent information under the control of the Indemnified Party as to such legal proceedings and shall make appropriate personnel reasonably available for discovery and trial. In addition, in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

     In the event that the Indemnifying Party shall exercise its right to undertake control of the defense of any such legal proceedings, such Indemnifying Party may only compromise or settle such legal proceeding on behalf of and for the account of the Indemnified Party after it obtains the prior written consent of the Indemnified Party; provided, however, that if the Indemnifying Party shall receive an offer of a settlement or compromise from the other parties in the applicable legal proceedings at a particular monetary amount excluding Seller Creditors (as defined below), or obtain a commitment from such parties that they would accept a compromise or settlement at such monetary amount if offered, and such settlement or compromise requires only the payment of such amount, the granting of an appropriate release or similar accommodation, and no other relief, and there is (i) no finding or admission of any violation of any Applicable Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party; (ii) the offer of settlement or compromise would not violate the restrictions and qualifications set forth in paragraph 3(b) of the Asset Purchase Agreement concerning use of the Increased Escrow Amount; and that (iii) settlement of such claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and the Indemnified Party refuses to consent thereto and elects to continue the legal proceedings, then the Damages of the Indemnified Party which are the subject of the applicable legal proceedings to which the settlement or compromise relates shall be deemed to be limited to that amount of Damages which the Indemnified Party would have had if such compromise or settlement had been effected. For purposes hereof, the term "Seller Creditors" means any third party asserting a claim against Purchaser relating to Seller Retained Liabilities. In the event that the Indemnifying Party does not exercise its option to assume control of any such action or proceeding, then the Indemnifying Party shall nevertheless be obliged to indemnify the Indemnified Party pursuant to the provisions hereof, and shall promptly pay all Damages as incurred by the Indemnified Party.


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

     In the event any of the Defense Conditions is or becomes unsatisfied,  then
(i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses) in accordance with paragraph 9(c) and (iii) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by such claim; and

          (ii) Any claim for indemnification with respect to any matter not related to a third party claim may be asserted by Indemnification Notice. The claim specified in such notice shall be deemed valid and the Indemnified Party shall be entitled to indemnification hereunder on account of such claim unless within twenty (20) days of the Indemnifying Party's receipt of the Indemnification Notice, the Indemnifying Party gives notice to the Indemnified Party that it disputes the validity of such claim. In such event the dispute will be settled in accordance with the provisions of paragraph 16(g) of the Asset Purchase Agreement.

     (c) Any and all amounts due for indemnity hereunder shall be promptly paid, in lawful money of the United States of America, as Damages are incurred, and in any event within thirty (30) days after written demand therefor. Payments shall be made in accordance with the reasonable instructions of the Indemnified Party.

     (d) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against the Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that, in addition to any other method of service of process available under applicable law, process may also be served on the Indemnifying Party for any such Proceeding by facsimile and by overnight carrier, if sent to:

                           Mr. Carmine N. Stella
                           Capital Beverage Corporation
                           700 Columbia Street
                           Erie Basin, Building # 302
                           Brooklyn, New York  11231

                                    -and-

                           William J. Dealy, Esq.
                           Dealy & Silberstein, LLP
                           225 Broadway, Suite 1405
                           New York, New York  10007

     (e) Notwithstanding the foregoing, Purchaser may not assert any claim for indemnification by Seller until the aggregate of all claims exceeds $20,000.00, and thereupon, Seller's obligations for indemnification of Purchaser will be in


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full force and effect for all Damages.  In addition,  in no event will Purchaser be entitled to indemnification of any Damages incurred by it in excess of the Purchase Price.

     (f) The right to indemnification, payment of Damages or other remedy based on any representations, warranties, covenants, or obligations made under this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     (g) The Escrow Amount shall first be used to satisfy claims by Purchaser for indemnification under this Section, before the other assets of Seller are used for such purpose, subject to the following: (i) the provisions of paragraph 7 of the Asset Purchase Agreement, (ii) to the extent the Escrow Amount is available, (iii) provided the assets of Seller or its Distribution Business are not dissipated, and (iv) Purchaser does not deem itself to be insecure. The Indemnifying Party shall not reduce the Escrow Amount or the Increased Escrow Amount as payment for legal fees and expenses incurred by it in assuming the defense of the Indemnified Party under paragraph 7 of the Asset Purchase Agreement.



10.  Miscellaneous Provisions.

     (a) Notices. All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by facsimile transmission and U.S. Express Mail to the following

                  If to Capital/Distributor:

                           Mr. Carmine N. Stella
                           Capital Beverage Corporation
                           700 Columbia Street
                           Erie Basin, Building # 302
                           Brooklyn, New York  11231

                  With a copy to:

                           William J. Dealy, Esq.
                           Dealy & Silberstein, LLP
                           225 Broadway, Suite 1405
                           New York, New York  10007

                  If to Subdistributor/Oak:

                           Ms. Debra Boening
                           Oak Beverages, Inc.
                           One Flower Lane
                           Blauvelt, New York  10913


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

                  With a copy to:

                           Keith Hochheiser, Esq.
                           Ettelman & Hochheiser, P.C.
                           100 Quentin Roosevelt Blvd., Suite 401
                           Garden City, New York  11530


     (b) Modification or Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the party or parties against whom enforcement is sought.

     (c) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (d) Invalidity of Provision. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Further, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

     (e) Governing Law. (i) All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to (i) comity of nations; or (ii) principles of conflicts or choice of law.

          (ii) Any actions or proceedings commenced in connection with this Agreement shall be brought in a federal or state court located in the state of New York, New York County, and to the extent not otherwise subject to the jurisdiction of such courts, each of the parties agrees to waive any objection to such jurisdiction and to subject itself to the jurisdiction of such courts.


     (f) Waiver of Breach. Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in writing and signed by the party against whom the enforcement of any such waiver is sought.

     (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     (h) Assignment Neither Capital nor Oak may assign or otherwise delegate any of its rights or obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld. Any attempted assignment in violation of this paragraph 10 (h) shall be null and void, without legal force or effect.

     (i) Survival. The terms of this paragraph 10 (i) and paragraphs 7, 8, and 9 shall survive the termination of this Agreement.

     (j) Entire Agreement. This Agreement and the applicable purchase orders issued by Oak pursuant hereto constitute and contain the entire agreement and understanding between the parties, and supersede and replace all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as those set forth herein, and all references herein to the terms "this Agreement", "hereof", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

     (k) Capitalized Terms. Any Capitalized Term contained in this Agreement which is not defined in this Agreement shall have the meaning as described in the Asset Purchase Agreement.

     No course of dealing, usage of trade or course of performance shall be relevant to explain, supplement or modify any express provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered by a duly authorized member or officer, as the case may be, all on the day and year first above written.



OAK BEVERAGES, INC.



By:    /s/ Debra Boening
       -----------------------------------
Name:  Debra Boening
Title: President



CAPITAL BEVERAGE CORPORATION



By:    /s/ Carmine Stella
       -----------------------------------
Name:  Carmine Stella
Title: President and Chief Executive Officer

                                   Schedule A




                   PABST BREWING COMPANY DISTRIBUTOR AGREEMENT